Exhibit 10.14

MATERIAL TRANSFER AGREEMENT

I. Definitions:

1. PROVIDER: Life Science Biosensor Diagnostics Pty Ltd (ACN 613 279 771) having a registered place of business at Level 9, 85 Castlereagh Street SYDNEY NSW 2000, AUSTRALIA.

2. RECIPIENT: President and Fellows of Harvard College having a place of business at Richard A. and Susan F. Smith Campus Center, Suite 727E, 1350 Massachusetts Avenue, Cambridge, Massachusetts 02138

3. RECIPIENT SCIENTIST: Dr. Donald Ingber

4. ORIGINAL MATERIAL: OTFT sensors and instrumentation for measurement (potentiostat)

5. MATERIAL: ORIGINAL MATERIAL, and unmodified parts or components thereof. The MATERIAL shall not include: (a) MODIFICATIONS, or (b) other substances created by the RECIPIENT through the use of the MATERIAL which do not incorporate unmodified parts or components of the ORIGINAL MATERIAL.

6. MODIFICATIONS: Substances created by the RECIPIENT which contain/incorporate the MATERIAL.

7.  COMMERCIAL PURPOSES: The sale, lease, license, or other transfer of the MATERIAL or MODIFICATIONS to a for profit organization or to a non-profit organization for profit making purposes. COMMERCIAL PURPOSES shall also include uses of the MATERIAL or MODIFICATIONS by any organization, including RECIPIENT, to perform contract research, to screen compound libraries, to produce or manufacture products for general sale, or to conduct research activities that result in any sale, lease, license, or transfer of the MATERIAL or MODIFICATIONS to a for profit organization or to a non-profit organization for profit making purposes.

II. Terms and Conditions of this Agreement:

1. The PROVIDER retains ownership of the MATERIAL, including any MATERIAL contained or incorporated in MODIFICATIONS.

2. The RECIPIENT retains ownership rights to the existing coating technology that is owned by RECIPIENT and incorporated in the MODIFICATIONS, together with all intellectual property rights therein (collectively the “RECIPIENT TECHNOLOGY”), and the PROVIDER retains ownership rights to the MATERIALincorporated in the MODIFICATIONS , together with all intellectual property rights therein (collectively, the “PROVIDER TECHNOLOGY”). The RECIPIENT promptly shall notify the PROVIDER in writing of any inventions concerning the MATERIAL conceived or reduced to practice by RECIPIENT in the performance of the Research during the term of this Agreement (“INVENTIONS”). PROVIDER agrees to keep such disclosures confidential unless the INVENTION is determined to be a JOINT INVENTION, in accordance with this Paragraph 2. Ownership of all INVENTIONS shall follow inventorship, with inventorship determined in accordance with applicable United States patent law. Any INVENTION that is created solely by one party shall be solely-owned by that party and deemed that party’s CONFIDENTIAL INFORMATION (defined below), and the party solely owning such INVENTION shall be deemed the “DISCLOSING PARTY” and the other party the “RECEIVING PARTY” for the purpose of Paragraph 9. Any INVENTION that is jointly-created by both parties shall be jointly-owned by both parties (a “JOINT INVENTION”) and both parties’ CONFIDENTIAL INFORMATION. In the event of a JOINT INVENTION, the parties shall engage in good faith negotiations to establish their respective rights. Failing agreement, each party shall have equal ownership and rights in such JOINT INVENTION, with the right to practice and exploit such JOINT INVENTION without further obligation to the other party and the right to use and disclose such JOINT INVENTION in connection therewith notwistanding Paragraph 9, provided that the foregoing shall not be construed as granting the RECIPIENT any right to practice any PROVIDER TECHNOLOGY, or the PROVIDER any right to practice any RECIPIENT TECHNOLOGY other than as permitted herein, in each case without a separate agreement between the parties. PROVIDER shall not file, prosecute or maintain any patent claim covering the RECIPIENT TECHNOLOGY (including as incorporated in the MODIFICATIONS), and RECIPIENT shall not file, prosecute or maintain any patent claim covering the PROVIDER TECHNOLOGY (including as incorporated in the MODIFICATIONS), in each case without the other party’s express prior written consent.

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3. The RECIPIENT and the RECIPIENT SCIENTIST agree that the MATERIAL provided by the PROVIDER:

(a) is to be used solely for the research described in Exhibit A (“RESEARCH”).

(b) will not be used in human subjects, in clinical trials, or for diagnostic purposes involving human subjects without the written consent of the PROVIDER;

(c) is to be used only at the RECIPIENT organization and only in the RECIPIENT SCIENTIST’s laboratory under the direction of the RECIPIENT SCIENTIST or others working under his/her direct supervision; and

(d) will not be transferred to anyone else within the RECIPIENT organization without the prior written consent of the PROVIDER.

4. Without written consent from the PROVIDER, the RECIPIENT and/or the RECIPIENT SCIENTIST may NOT make MODIFICATIONS, other than as necessary to perform the RESEARCH.

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5. The RECIPIENT acknowledges that the MATERIAL is or may be the subject of a patent application. Except as provided in this Agreement, no express or implied licenses or other rights are provided to the RECIPIENT under any patents, patent applications, trade secrets or other proprietary rights of the PROVIDER, including any altered forms of the MATERIAL made by the PROVIDER. In particular, no express or implied licenses or other rights are provided to use the MATERIAL, MODIFICATIONS, or any related patents of the PROVIDER for COMMERCIAL PURPOSES.

6. If the RECIPIENT desires to use or license the MATERIAL or MODIFICATIONS other than as permitted herein, the RECIPIENT agrees, in advance of such use, to seek consent from and negotiate in good faith with the PROVIDER to establish the terms of a license. It is understood by the RECIPIENT that the PROVIDER shall have no obligation to grant such a license to the RECIPIENT, and may grant exclusive or non-exclusive licenses to others, or sell or assign all or part of the rights in the MATERIAL to any third party(ies).

7. Any MATERIAL delivered pursuant to this Agreement is understood to be experimental in nature and may have hazardous properties. The PROVIDER MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE MATERIAL WILL NOT INFRINGE ANY PATENT, COPYRIGHT, ‘TRADEMARK, OR OTHER PROPRIETARY RIGHTS.

8. Except to the extent prohibited by law, the RECIPIENT assumes all liability for damages which may arise from its use, storage or disposal of the MATERIAL. The PROVIDER will not be liable to the RECIPIENT for any loss, claim or demand made by the RECIPIENT, or made against the RECIPIENT by any other party, due to or arising from the use of the MATERIAL by the RECIPIENT, except to the extent permitted by law when caused by the gross negligence or willful misconduct of the PROVIDER.

9. The RECIPIENT SCIENTIST agrees to provide the PROVIDER, in confidence, with the results of the Research using the MATERIAL (“RESULTS”) for internal research use following completion of the RESEARCH set forth in Exhibit A. The RECIPIENT SCIENTIST agrees to provide appropriate acknowledgment of the source of the MATERIAL in all presentations and publications.RECIPIENT will provide PROVIDER adequate opportunity (i.e. not less than thirty (30) days) to review such presentations and publications for CONFIDENTIAL INFORMATION prior to their submission, and shall remove any CONFIDENTIAL INFORMATION of the PROVIDER from such publication upon request.

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“CONFIDENTIAL INFORMATION” shall mean any information related to the MATERIAL that is marked or identified as confidential and that is disclosed in furtherance of the RESEARCH or generated in the course of the RESEARCH that pertains to the MATERIAL by or on behalf of one party (“DISCLOSING PARTY”) to the other party (“RECEIVING PARTY”). RECEIVING PARTY agrees that, without the prior written consent of the DISCLOSING PARTY, during the term of this Agreement, and for five (5) years thereafter, RECEIVING PARTY will not disclose CONFIDENTIAL INFORMATION that it has received hereunder to any third party. Notwithstanding the above, the obligations set forth herein shall not apply to CONFIDENTIAL INFORMATION to the extent that it: (i) was known to the RECEIVING PARTY at the time it was disclosed, other than by previous disclosure by or on behalf of the DISCLOSING PARTY, as evidenced by written records at the time of disclosure; (ii) is at the time of disclosure or later becomes publicly known under circumstances involving no breach of this Agreement; (iii) is lawfully and in good faith made available to the RECEIVING PARTY by a third party who is not subject to obligations of confidentiality to the discloser with respect to such information; (iv) is or was independently developed by the RECEIVING PARTY without the use of or reference to CONFIDENTIAL INFORMATION, as demonstrated by documentary evidence; or (v) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the RECEIVING PARTY shall provide prompt notice of such court order or requirement to the DISCLOSING PARTYto enable DISCLOSING PARTYto seek a protective order or otherwise prevent or restrict such disclosure. RECEIVING PARTY shall treat CONFIDENTIAL INFORMATION that it has received hereunder with the same degree of confidentiality as it treats its own confidential and proprietary information, but in all events no less than a reasonable degree of confidentiality. RECIPIENT may disclose CONFIDENTIAL INFORMATION that it has received from PROVIDER hereunder only to its employees, agents, students and staff members who have a need to know such information for purposes of performing the RESEARCH.

10. The RECIPIENT agrees to use the MATERIAL in compliance with all applicable statutes and regulations, including Public Health Service and National Institutes of Health regulations and guidelines such as, for example, those relating to research involving the use of animals or recombinant DNA.

11. This Agreement will terminate on the earliest of the following dates: (a) when the MATERIAL becomes generally available from third parties, for example, through reagent catalogs or public depositories, or (b) on completion of the RECIPIENT’s current research with the MATERIAL, or (c) on thirty (30) days written notice by either party to the other, provided that:

(i) if termination should occur under 11(a), the RECIPIENT shall be bound to the PROVIDER by the least restrictive terms applicable to the MATERIAL obtained from the then-available sources; and

(ii) if termination should occur under 11(b), the RECIPIENT will discontinue its use of the MATERIAL and will, upon direction of the PROVIDER, return or destroy any remaining MATERIAL. The RECIPIENT, at its discretion, will also either destroy the MODIFICATIONS or remain bound by the terms of this agreement as they apply to MODIFICATIONS; and

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(iii) in the event the PROVIDER terminates this Agreement under 11(c) other than for breach of this Agreement or for cause such as an imminent health risk or patent infringement, the PROVIDER will defer the effective date of termination for a period of up to one year, upon request from the RECIPIENT, to permit completion of research in progress.

(iv) Upon the effective date of any termination, or if requested, the deferred effective date of termination, RECIPIENT will discontinue its use of the MATERIAL and will, upon direction of the PROVIDER, return or destroy any remaining MATERIAL. The RECIPIENT, at its discretion, will also either destroy the MODIFICATIONS or remain bound by the terms of this agreement as they apply to MODIFICATIONS. For clarity, upon the effective date of any termination, RECIPIENT shall return to PROVIDER the MATERIAL.

12. Paragraphs 2, 5, 7, 8, 9 and 11 shall survive termination.

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This is agreed to by the Following Parties:

PROVIDER	RECIPIENT

Life Science Biosensor Diagnostics Pty Ltd	President and Fellows of Harvard College

Address:	Address:
Life Science Biosensor Diagnostics Pty Ltd Level 9, 85 Castlereagh Street	Richard A. and Susan F. Smith Campus Center, Suite 727E
SYDNEY NSW 2000	1350 Mass. Ave.
AUSTRALIA.	Cambridge, MA 02138

Authorized	Authorized
Official: Dr George Syrmalis	Official: Richard Alcock

Title: Director, Life Science Biosensor Diagnostics Pty Ltd.	Title: Senior Associate Director of Technology Transactions

Signature:		Signature:

Date:	05/29/2020	Date:	5/28/2020

RECIPIENT’s SCIENTIST

Name: Dr. Donald Ingber

Title: Director, Wyss Institute for Biologicially Inspired Engineering

Signature:

Date:	5/28/20

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